Exhibit 99.1

WMIH Corp.

WMIH Completes Merger with Nationstar Mortgage

SEATTLE, JULY 31, 2018 – WMIH Corp. (NASDAQ: WMIH) (“WMIH”) today announced that it has completed its acquisition of Nationstar Mortgage Holdings Inc. (“Nationstar”).

The combined company will offer both mortgage servicing and a fully integrated loan originations platform, supported by its Xome® business, which provides services spanning the real estate and mortgage markets. With more than three million customers, the combined company will offer customers a caring, transparent and seamless experience. As one of the largest mortgage servicers in the country, operating under its Mr. Cooper® brand, the company is uniquely positioned for growth in a highly addressable and extremely healthy housing market.

“We are pleased to complete this merger and begin our next phase of growth as an even stronger company, well-positioned to capitalize on the trends in the housing market and build on our leadership in the industry,” said Jay Bray, Chairman and Chief Executive Officer of the combined company. “Our company is moving forward with a strong financial foundation and a best-in-class integrated servicing and originations platform. We are excited about the opportunities ahead to expand our platform and create shareholder value by making homeownership simpler for millions of Americans.”

In connection with the closing of the merger, and pursuant to the merger agreement, William C. Gallagher, Diane B. Glossman, Michael J. Renoff and Michael L. Willingham have resigned from the WMIH board of directors, and the remaining directors of the WMIH board of directors, who are Christopher J. Harrington, Tagar C. Olson and Steven D. Scheiwe, have appointed Jay Bray, as Chairman, Roy A. Guthrie, as Lead Director, Robert H. Gidel Sr. and Michael D. Malone to the WMIH board of directors. Following such appointments, the WMIH board of directors appointed, among others, Jay Bray (President and Chief Executive Officer), Anthony Ebers (Executive Vice President and Chief Operating Officer), Amar Patel (Executive Vice President and Chief Financial Officer), Mike Rawls (Executive Vice President, Servicing) and Anthony Villani (Executive Vice President and General Counsel) as officers of the combined company.

The newly appointed directors and officers bring a wide variety of expertise, qualifications, attributes and skills to the governance of the combined company.

Timothy F. Jaeger (Senior Vice President), Charles “Chad” Smith (Executive Vice President and Assistant Secretary), Peter Struck (Senior Vice President) and Weijia “Vicky” Wu (Senior Vice President) will remain as officers of the combined company.

Following the close of the transaction, the combined company will continue to trade on NASDAQ under the ticker symbol “WMIH” in the near term. As a result of the merger, shares of Nationstar common stock will no longer be listed for trading on the New York Stock Exchange. WMIH expects to change its name to “Mr. Cooper Group Inc.” and its ticker symbol to “COOP”, and the combined company is evaluating other administrative and corporate actions, including a reverse stock split, which would require a shareholder vote. WMIH will provide updates on any such actions when appropriate.

About WMIH Corp.

WMIH Corp.’s (NASDAQ: WMIH), formerly known as Washington Mutual, Inc., operations consist primarily of Nationstar, which provides quality servicing, origination and transaction-based services related principally to single-family residences throughout the United States. Nationstar is a recognized leader in the mortgage industry with more than two decades of experience, and with its flagship brand, Mr. Cooper®, is one of the largest mortgage servicers in the country. A subsidiary of WMIH also operates a legacy reinsurance business in runoff mode. Additional information regarding WMIH may be found at www.wmih-corp.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, WMIH’s expectations or predictions of future financial or business performance or conditions. All statements other than statements of historical or current fact included in this press release that address activities, events, conditions or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business and these statements are not guarantees of future performance. Forward-looking statements may include the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “strategy,” “future,” “opportunity,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed in documents WMIH and Nationstar have filed or will file from time to time with the SEC. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. These forward-looking statements are expressed in good faith, and WMIH believes there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and WMIH is not under any obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, except as required by law. Readers should carefully review the statements set forth in the reports that WMIH and Nationstar have filed or will file from time to time with the SEC.

Contacts

Andrew Siegel / Aaron Palash

Joele Frank

212-355-4449

Or

Richard Delgado

(214) 687-4844

richard.delgado@mrcooper.com